                                                                     Exhibit 8.2

                                                                  WEIRFOULDS LLP
                                                         BARRISTERS & SOLICITORS

MARALYNNE A. MONTEITH
SR. TAX LAWYER

E-MAIL
MMONTEITH@WEIRFOULDS.COM
DIRECT LINE 416-947-5089
FILE 11628.00002

                                                                October 30, 2006

Canadian Solar Inc.
Xin Zhuang Industry Park
Changshu, Suzhou
Jiangsu 215562
People's Republic of China

Ladies and Gentlemen:

     RE: 7,700,000 COMMON SHARES OF CANADIAN SOLAR INC. (THE "COMPANY")

     In connection with the public offering of 7,700,000 common shares of the Company, pursuant to the registration statement of Form F-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") on October 23, 2006, (the "F-1 Registration Statement"), you have requested our opinion concerning the statements in the F-1 Registration Statement under the caption "Taxation -- Material Canadian Federal Tax Considerations."

     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement.

     In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of Canada and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any province or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any province.

     Based on such facts and subject to the limitations set forth in the F-1 Registration Statement, that the statements of law or legal conclusions in the F-1 Registration Statement



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                                                                  WEIRFOULDS LLP
                                                         BARRISTERS & SOLICITORS



under the caption "Taxation -- Material Canadian Federal Tax Considerations", constitute our opinion as to the material Canadian federal tax consequences of an investment in the Common Shares.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Canada Revenue Agency and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the F-1 Registration Statement may affect the conclusions stated herein.

     This opinion is furnished to you, and is for your use in connection with the transactions set forth in the F-1 Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

     We hereby consent to the filing of this opinion as an exhibit to the F-1 Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the F-1 Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

                                                       Yours truly,

                                                       /S/ WEIRFOULDS LLP

                                                       WEIRFOULDS LLP



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